Exhibit 10.6

AMENDMENT TO [EMPLOYMENT AGREEMENT]

This Amendment to Employment Agreement (“Amendment”) is made and entered into as of the 14th day of March 2011, by and between Xerium Technologies, Inc. (the “Company”) and Kevin MCDougall (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of April 6, 2010 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree that the Employment Agreement shall be amended as follows:

1. Section 6(b) (Compensation Upon Termination for Disability) is amended by deleting from the first clause of the first sentence thereof the words, “Termination Date,” and inserting in lieu thereof, “date of the notice required by Section 5(b).”

2. Section 6(b) (Compensation Upon Termination for Disability) is amended by adding a new second sentence which shall read:

“For the purpose of insuring that the Executive receives the full benefit of the Company’s short-term disability insurance plan, the Termination Date under Section 5(b) (Termination for Disability) shall be that date that corresponds with the date the Executive exhausts his eligibility for short-term disability insurance benefits under the Company’s then-existing short-term disability insurance plan.”

3. Section 6(b) (Compensation Upon Termination for Disability) is further amended by adding the following sentence to the end of that Section:

“For the avoidance of doubt, nothing in this Agreement is intended to affect any rights Executive may have under any long-term disability plan the Company may have and in which Executive is entitled to participate.”

4. Except as herein amended, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

XERIUM TECHNOLOGIES, INC.

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Chairman, CEO and President

EXECUTIVE:

By:	/s/ Kevin McDougall
Name: Kevin McDougall

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